Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures
Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.	Ultrafilter s.a.s.
Wyong, Australia	Vigny, France
Donaldson Filtration Österreich, GmbH	Donaldson Filtration Deutschland GmbH
Vienna, Austria	Haan, Germany
Donaldson Europe, b.v.b.a.	Ultratroc GmbH
Donaldson Belgie, b.v.b.a.	Flensburg, Germany
Leuven, Belgium	Donaldson Filtration Magyarorszag Kft.
Donaldson do Brasil Equipamentos Industriais Ltda	Budapest, Hungary
Atibaia, São Paulo, Brazil	Donaldson India Filter Systems Pvt. Ltd.
Donaldson Canada, Inc.	New Delhi, India
Brockville, Ontario, Canada	P.T. Donaldson Filtration Indonesia
Donaldson Chile, Ltd.	Jakarta, Indonesia
Santiago, Chile	Donaldson Italia s.r.l.
Donaldson Far East Ltd.	Ostiglia, Italy
Hong Kong, S.A.R., China	Nippon Donaldson Ltd.
Donaldson (Wuxi) Filters Co., Ltd.	Tachikawa, Tokyo, Japan
Wuxi, China	DLX Capital S.a.r.l.
Donaldson (Xuzhou) Filters Co. Ltd.	Donaldson Overseas Holding S.a.r.l.
Xuzhou, China	Donaldson Luxembourg S.a.r.l
Donaldson Czech Republic s.r.o.	Luxembourg City, Luxembourg
Klasterec nad Ohri, Czech Republic	Donaldson Filtration (Malaysia) Sdn. Bhd.
Donaldson Industrial CR - Konzern s.r.o.	Selangor Darul Ehsan, Malaysia
Kadan, Czech Republic	Donaldson, S.A. de C.V.
Donaldson Filtration CR - Konzern s.r.o.	Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.
Prague, Czech Republic	Aguascalientes, Mexico
Donaldson Scandinavia a.p.s.	Donaldson Nederland B.V.
Hørsholm, Denmark	Almere, Netherlands
Donaldson, s.a.s.	Donaldson Filtration Norway a.s.
Domjean, France	Moss, Norway
Donaldson France, s.a.s.	Donaldson Filtration (Philippines) Inc.
Le Bozec Filtration et Systèmes, s.a.s.	Muntinlupa, Philippines
Paris, France

65

Donaldson Polska Sp. z.o.o.	Donaldson Filtration (Thailand) Ltd.
Warsaw, Poland	Nonthaburi, Thailand
Donaldson Filtration (Asia Pacific) Pte. Ltd.	Donaldson (Thailand) Ltd.
Changi, Singapore	Rayong, Thailand
Donaldson Filtration Slovensko s.r.o.	Donaldson Filtre Sistemleri
Bratislava, Slovakia	Ticaret Limited Sirketi
Donaldson Filtration Systems (Pty) Ltd.	Istanbul, Turkey
Cape Town, South Africa	Donaldson Filter Components Ltd.
Donaldson Korea Co., Ltd.	Donaldson UK Holding Ltd.
Seoul, South Korea	Hull, United Kingdom
Donaldson Ibèrica Soluciones	Donaldson Filtration (GB) Ltd.
en Filtración, S.L.	Leicester, United Kingdom
Barcelona, Spain
Donaldson Schweiz GmbH	Donaldson Capital, Inc.
Zurich, Switzerland	ASHC, Inc.
Donaldson Taiwan Ltd.	Minneapolis, MN USA
Taipei, Taiwan	Aerospace Filtration Systems, Inc.
Chesterfield, MO USA

Joint Ventures

Advanced Filtration Systems Inc.
Advanced Filtration Services, Inc.
Champaign, Illinois
AFSI Europe s.r.o.
Most, Czech Republic
Ultrafilter (India) Pvt. Ltd.
Bangalore, India
P.T. Panata Jaya Mandiri
Jakarta, Indonesia
Rashed Al-Rashed & Sons - Donaldson Company Ltd.
Dammam, Saudi Arabia

66